UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023 (July 1, 2023)

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joel Paritz

Effective as of July 1, 2023, Joel Paritz resigned as a member of the Board of Directors (the “Board”) of Ispire Technology Inc. (the “Company”) as well as from his positions as chair of the Audit Committee of the Board and as member of the Compensation Committee of the Board. Mr. Paritz’s departure was not the result of any disagreement with management or the Board on any matter relating to the Company’s operations, policies or practices.

Appointment of Christopher Robert Burch

Effective as of July 5, 2023, following the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Christopher Robert Burch to replace Mr. Paritz and serve as a member of the Board, a member of the Audit Committee of the Board and as a member of the Compensation Committee of the Board. In connection with Mr. Burch’s appointment, we will issue to Mr. Burch $48,000 cash compensation annually and $60,000 worth of common stock annually. Effective as of July 5, 2023, current Board member, Brent Cox, replaced Mr. Paritz as chair of the Audit Committee of the Board.

Christopher Robert Burch has worked in the finance and venture capital industries for more than 15 years. Currently, Mr. Burch is consulting for Bioglobal Inc., a biopesticides company. From September 2020 to May 2022, Mr. Burch served as Chief Financial Officer at Braun Bio-Technology (Shan Dong) Co. Ltd. in China where he was responsible for fundraising and corporate strategies. Prior to that, from January 2020 to September 2020, Mr. Burch served as Chief Financial Officer at Waton Corporation Limited where he was responsible for fundraising, financial planning, cash flow management, investor relations, banking relations, securities licensing, and strategy direction. From July 2019 to November 2019, Mr. Burch worked at Zhejiang Panshi Information Technology Co. Ltd. as a Vice President responsible for corporate strategic investment. From March 2017 to July 2019, Mr. Burch served as a Managing Director at Feiyang Group Co. Ltd. in Hong Kong and China where he was responsible for fundraising and providing advisory services to the sector. Prior to joining the Company, from October 2008 to October 2014 Mr. Burch served on the board of directors of KeenHigh Technologies Limited, listed on Taiwan’s Emerging Stock Market (TW:3651). In 2006, Mr. Burch received a Master of Business Administration with a focus on technology management from Tsinghua University. In 1993, Mr. Burch received a bachelor’s degree in business administration with concentration in decision sciences from Georgia State University. In 1991, Mr. Burch received a bachelor’s degree in business administration with concentration in finance from University of Georgia. We believe that Mr. Burch is well qualified to serve as a member of our board of directors because of his experience in finance, operations of public companies and corporate fundraising and strategy.

No family relationships exist between Mr. Burch and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Chief Financial Officer

Dated: July 7, 2023

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